EXHIBIT 23-A


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Guardsman Products, Inc.:

As independent public accountants, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements, as amended, File Numbers 2-72787, 2-92445, 33-20034, 33-25483, 33-46778, 33-46780, 33-
46781 and Form S-3 Registration Statements, as amended, File Numbers 33-19908 and 33-78606.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP
Grand Rapids, Michigan
March 28, 1995


































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